CROUCH, BIERWOLF & CHISHOLM
                          Certified Public Accountants
                          50 West Broadway, Suite 1130
                           Salt Lake City, Utah 84101

--------------------------------------------------------------------------------






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






Golden Opportunity Development Corporation
268 West 400 South, Suite 300
Salt Lake City, Utah 84101

We do hereby consent to the use of our audit report as of and for the year ended December 31, 1999 dated March 21, 2000 in the Form S-8 Registration Statement of Golden Opportunity Development Corporation.


/s/ Crouch, Bierwolf and Chisolm
--------------------------------
Crouch, Bierwolf and Chisolm
September 27, 2000